Exhibit 10.8

Originally Adopted October 23, 2007

As Amended as of March 31, 2008

APOLLO GLOBAL MANAGEMENT, LLC

2007 OMNIBUS EQUITY INCENTIVE PLAN

Section 1. Purpose of Plan.

The name of this plan is the Apollo Global Management, LLC 2007 Omnibus Equity Incentive Plan. The purpose of the Plan is to provide additional incentive to selected employees, directors, and other service providers of the Company, its Subsidiaries or Affiliates (as hereinafter defined) whose contributions are integral to the growth and success of the Company’s business, in order to strengthen the commitment of such persons to the Company and its Subsidiaries and Affiliates, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts shall result in the long-term growth and profitability of the Company. To accomplish such purposes, the Plan provides that the Company may (or may cause a Subsidiary or Affiliate to) grant (a) Options, (b) Share Appreciation Rights, (c) Awards of Restricted Shares, Restricted Share Units, Performance Shares, unrestricted Shares or Other Share-Based Awards, or (d) any combination of the foregoing.

Section 2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Administrator” means the Board, or if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 hereof.

(b) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question. As used herein, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

(c) “AOG” means the Apollo Operating Group.

(d) “AOG Unit” refers to a unit in the Apollo Operating Group, which represents one limited partnership interest in each of the limited partnerships that comprise the Apollo Operating Group and any securities issued or issuable in exchange for or with respect to such AOG Units (i) by way of a dividend, split or combination of shares or (ii) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

(e) “Apollo Operating Group” means (i) Apollo Management Holdings, L.P., a Delaware limited partnership, Apollo Principal Holdings I, L.P., a Delaware limited partnership, Apollo Principal Holdings II, L.P., a Delaware limited partnership, Apollo Principal Holdings III, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IV, L.P., a Cayman Islands exempted limited partnership, and any successors thereto or other entities formed to serve as holding vehicles for Apollo carry vehicles, management companies or other entities formed to engage in the asset management business (including alternative asset management) and (ii) any such Apollo carry vehicles, management companies or other entities formed to engage in the asset management business (including alternative asset management) and receiving management fees, incentive fees, fees paid by Portfolio Companies, carry or other remuneration which are not Subsidiaries of the Persons described in clause (i), excluding any Funds and any Portfolio Companies.

(f) “Award” means, individually or collectively, any Option, Share Appreciation Right, Restricted Share, Restricted Share Unit, Performance Share, unrestricted Share or Other Share-Based Award granted under the Plan.

(g) “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.

(h) A “Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security, and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, such security. The term “Beneficially Own” shall have a correlative meaning.

(i) “Board” means AGM Management, LLC, a Delaware limited liability company and the sole manager of the Company, except that at such time as AGM Management, LLC ceases to have all management powers over the business and affairs of the Company in accordance with Section 6.1 of the LLC Agreement, the Board shall mean the Board of Directors of the Company.

(j) “Cause” means, unless otherwise provided in an applicable Award Agreement, a termination of employment or service, based upon a finding by the Company, acting in good faith, after the occurrence of any of the following: (1) the Participant is convicted or charged with a criminal offense; (2) the Participant’s intentional violation of law in connection with any transaction involving the purchase, sale, loan or other disposition of, or the rendering of investment advice with respect to, any security, futures or forward contract, insurance contract, debt instrument, financial instrument or currency; (3) the Participant’s dishonesty, bad faith, gross negligence, willful misconduct, fraud or willful or reckless disregard of duties in connection with the performance of any services on behalf of the Company or any of its Affiliates or the Participant’s engagement in conduct which is injurious to the Company or any of its Affiliates, monetarily or otherwise; (4) the Participant’s intentional failure to comply with any reasonable directive by a supervisor in connection with the performance of any services on behalf of the Company of any of its Affiliates; (5) the Participant’s intentional breach of any material provision of an Award Agreement or any other agreements of the Company or any of its Affiliates; (6) the Participant’s material violation of any written policies adopted by the Company or any of its Affiliates governing the conduct of persons performing services on behalf of the Company or such Affiliate or the Participant’s non-adherence to Apollo’s policies and procedures or other applicable Apollo compliance manuals; (7) the taking of or omission to take any action that has caused or substantially contributed to a material deterioration in the business or reputation of the Company or any of its Affiliates, or that was otherwise materially disruptive of their business or affairs; provided, however, that the term Cause shall not include for this purpose any mistake of judgment made in good faith with respect to any transaction respecting a portfolio investment or account managed by the Company; (8) the failure by the Participant to devote a significant portion of time to performing services as an agent of the Company without the prior written consent of the Company, other than by reason of death or Disability; (9) the obtaining by the Participant of any material improper personal benefit as a result of a breach by the Participant of any covenant or agreement (including, without limitation, a breach by the Participant of the Company’s code of ethics or a material breach by the Participant of other written policies furnished to the Participant relating to personal investment transactions or of any covenant, agreement, representation or warranty contained in any limited partnership agreement); or (10) the Participant’s suspension or other disciplinary action against the Participant by an applicable regulatory authority; provided, however, that if a failure, breach, violation or action or omission described in any of clauses (4) to (7) is capable of being cured, the Participant has failed to do so after being given notice and a reasonable opportunity to cure. As used in this definition, “material” means “more than de minimis.”

(k) “Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) distribution (whether in the form of cash, Shares, or other property), share split or reverse share split, (iii) combination or exchange of shares, (iv) other change in structure, or (v) declaration of a distribution, which the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 hereof is appropriate.

(l) “Class A Shares” means the Class A Shares of the Company.

(m) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

(n) “Committee” means the Board or any committee or subcommittee the Board may appoint to administer the Plan from time to time. Unless otherwise determined by the Board, the Committee shall be composed entirely of individuals who meet the qualifications of an “outside director” within the meaning of Section 162(m) of the Code, a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable stock exchange on which the Shares are traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the LLC Agreement, as amended from time to time, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or by unanimous written consent of the Committee’s members.

(o) “Company” means Apollo Global Management, LLC, a Delaware limited liability company, and any successors thereto.

(p) “Consultant” means a consultant or advisor who is a natural person, engaged to render bona fide services to the Company or any Subsidiary.

(q) “Disability” shall have the meaning provided under Section 409A(a)(2)(C) of the Code. Notwithstanding the foregoing or any other provision of this Plan, the definition of Disability (or any analogous term) in an Award Agreement shall supersede the foregoing definition; provided, however, that if no definition of Disability or any analogous term is set forth in such agreement, the foregoing definition shall apply.

(r) “Eligible Recipient” means an employee, director, partner or Consultant of the Company, any Subsidiary or Affiliate who has been selected as an eligible participant by the Administrator.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

(t) “Exercise Price” means the per share price (if any) at which a holder of an Award granted hereunder may purchase the Shares issuable upon exercise of such Award.

(u) “Fair Market Value” as of a particular date shall mean the fair market value as determined by the Administrator in its sole discretion; provided, however, (i) if the Share or other security is admitted to trading on a national securities exchange, on the private over-the-counter market for Tradable Unregistered Equity Securities developed by Goldman, Sachs & Co. (“GS TrUE”) or on a substantially similar over-the-counter market, the fair market value on any date shall be the closing sale price reported on such date, or (ii) if the Share or other security is then traded in an over-the-counter market that, as determined by the Administrator in its sole discretion, is not substantially similar to GS TrUE, the fair market value on any date shall be the average of the closing bid and asked prices for such share in such over-the-counter market for the last preceding date on which there was a sale of such share in such market.

(v) “Fund” means any pooled investment vehicle or similar entity sponsored or managed by the Company or any of its Subsidiaries.

(w) “Investment” shall mean any investment (or similar term describing the results of the deployment of capital) as defined in the governing document of any Fund managed (directly or indirectly) by a member of the Apollo Operating Group.

(x) “LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Apollo Global Management, LLC, as amended from time to time.

(y) “LTIP Units” means Awards issued with respect to AOG Units, as more fully described in Section 10.

(z) “Option” means an option to purchase Shares granted pursuant to Section 7 hereof.

(aa) “Other Share-Based Awards” means a right or other interest granted to a Participant under the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, including but not limited to restricted units, distribution equivalent rights, LTIP Units or performance units, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as permitted under the Plan.

(bb) “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority in Section 3 below, to receive grants of Options, Share Appreciation Rights, Awards of Restricted Shares, Awards of unrestricted Shares, Restricted Share Units, Performance Shares, Other Share-Based Awards or any combination of the foregoing, and upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.

(cc) “Performance Goals” means performance goals based on one or more of the following criteria: (i) earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income, after-tax income, or economic net income; (iii) earnings per Share (basic or diluted); (iv) operating profit; (v) distributable earnings; (vi) revenue, revenue growth or rate of revenue growth; (vii) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (ix) operating expenses; (x) share price appreciation; (xi) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xii) implementation or completion of critical projects or processes; (xiii) economic value created; (xiv) cumulative earnings per share growth; (xv) operating margin or profit margin; (xvi) Share price or total shareholder return; (xvii) cost targets, reductions and savings, productivity and efficiencies; (xviii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, investor satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xix) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xx) any combination of, or a specified increase in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). Each of the foregoing Performance Goals shall not be required to be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(dd) “Performance Shares” means Shares that are subject to restrictions based upon the attainment of specified performance objectives granted pursuant to Section 9 below.

(ee) “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.

(ff) “Plan” means this Apollo Global Management, LLC 2007 Omnibus Equity Incentive Plan.

(gg) “Portfolio Company” means any Person in which any Fund owns an Investment.

(hh) “Restricted Shares” means Shares subject to certain restrictions granted pursuant to Section 9 below.

(ii) “Restricted Share Units” means the right to receive Shares at the end of a specified period, or upon specified dates, granted pursuant to Section 9 below.

(jj) “Retirement” means a termination of a Participant’s employment, other than for Cause, on or after attainment of age 65.

(kk) “SEC” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

(ll) “Section 409A” means Section 409A of the Code and U.S. Department of Treasury regulations and interpretative guidance issued thereunder.

(mm) “Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

(nn) “Shares” means the Company’s Class A Shares (as specified in the applicable Award Agreement) reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.

(oo) “Share Appreciation Right” means the right pursuant to an Award granted under Section 8 below to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Share Appreciation Right or portion thereof is surrendered, of the Shares covered by such right or such portion thereof, over (ii) the aggregate Exercise Price of such right or such portion thereof.

(pp) “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such Person.

Section 3. Administration.

(a) The Plan shall be administered by the Administrator and shall be administered in accordance with the requirements of Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of Awards under the Plan under Section 162(m) of the Code) and, to the extent applicable, Rule 16b-3 under the Exchange Act (“Rule 16b-3”).

(b) Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

(1) to select those Eligible Recipients who shall be Participants;

(2) to determine whether and to what extent Options, Share Appreciation Rights, Awards of Restricted Shares, Restricted Share Units, Performance Shares, Other Share-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

(3) to determine the number of Shares to be covered by each Award granted hereunder;

(4) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options, Share Appreciation Rights, Awards of Restricted Shares, Restricted Share Units, Performance Shares, Other Share-Based Awards or any combination of the foregoing granted hereunder (including, but not limited to, (i) the restrictions applicable to Awards and the conditions under which restrictions applicable to such Awards shall lapse, (ii) the performance goals and periods applicable to Awards of Performance Shares, (iii) the Exercise Price, if any, of Awards, (iv) the vesting schedule (and, for unit Awards, Share issuance schedule) applicable to Awards, (v) the terms upon which Awards may be forfeited, (vi) the number of Shares subject to Awards, and (vii) any amendments or modifications to the terms and conditions of outstanding Awards, including, but not limited to reducing the Exercise Price of such Awards, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards);

(5) to determine the Fair Market Value with respect to any Award;

(6) to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting a termination of the Participant’s employment for purposes of Options granted under the Plan;

(7) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(8) to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan;

(9) to delegate its authority, in whole or in part, under this Section 3 to two or more individuals (who may or may not be members of the Board), subject to the requirements of applicable law or any stock exchange on which the Shares are traded;

(10) to determine the manner and timing of sales or other dispositions of Shares received pursuant to an Award, including by requiring that any such disposition occur on a date or dates designated by the Company or Administrator and/or pursuant to a block trade; and

(11) to determine at any time whether, to what extent and under what circumstances and method or methods (including in the form of cash or other property) Awards may be settled by the Company or any of its Subsidiaries or Affiliates. In the event of such determination, references to the Company shall be deemed to be references to the applicable Subsidiary or Affiliate for purposes of the Plan as appropriate.

(c) All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary or Affiliate acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary or Affiliate acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

Section 4. Shares Reserved for Issuance Under the Plan.

(a) Subject to Section 5 hereof, the maximum number of Shares that may be delivered pursuant to Awards granted under the Plan (the “Share Limit”) shall be 52,950,000 shares, subject to adjustment as provided herein, as increased on the first day of each fiscal year beginning in calendar year 2008 by a number of Class A Shares equal to the lesser of (x) the excess of (i) 15% of the number of outstanding Class A shares of the Company and those AOG Units that are exchangeable for Class A Shares of the Company on the last day of the immediately preceding fiscal year over (ii) the number of Class A Shares reserved and available for issuance under the Plan as of such date, or (y) such lesser amount as the Administrator may decide to increase the number of Class A Shares by as of such date. For purposes of clause (ii) of the immediately preceding sentence, the number of Class A Shares reserved and available for issuance under the Plan shall be determined net of the number of Shares covered by Awards approved by the Administrator during the fiscal year ending on such date. From and after such time as the Plan is subject to Code Section 162(m), the aggregate Awards granted during any fiscal year to any single individual who is likely to be a “covered employee” as defined under Code Section 162(m) shall not exceed (i) 3,000,000 shares subject to Options or Share Appreciation Rights or (ii) 3,000,000 shares subject to Restricted Shares, Restricted Share Units, Performance Shares, unrestricted Shares or Other Share-Based Awards. Determinations made in respect of the limitation set forth in the immediately preceding sentence shall be made in a manner consistent with Section 162(m) of the Code.

(b) Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company or an Affiliate or Subsidiary in the open market, in private transactions or otherwise. If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan.

Section 5. Equitable Adjustments.

In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case, in the manner to be determined by the Administrator, in (i) the aggregate number of Shares reserved for issuance under the Plan and the maximum number of Shares that may be subject to Awards granted to any Participant in any calendar or fiscal year, (ii) the kind, number and Exercise Price subject to outstanding Options and Share Appreciation Rights granted under the Plan, and (iii) the kind, number and purchase price of Shares subject to outstanding Awards of Restricted Shares, Restricted Share Units, Performance Shares, unrestricted shares or Other Share-Based Awards granted under the Plan; provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Equitable substitutions or adjustments shall also be made if the Administrator determines in its sole discretion that such adjustment is necessary in order to avoid an adverse impact on the value of any outstanding Award granted hereunder. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator shall take such action as is necessary to adjust the outstanding Awards to reflect the Change in Capitalization, including, but not limited to, the cancellation of any outstanding Award granted hereunder in exchange for payment in cash or other property of the aggregate Fair Market Value of the Shares covered by such Award under the circumstances, reduced by the aggregate Exercise Price or purchase price thereof, if any. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.

Section 6. Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients.

Section 7. Options.

(a) General. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its discretion, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement.

(b) Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, provided that the Exercise Price of any Option intended to qualify as performance-based compensation under Section 162(m) of the Code shall not be less than 100% of the Fair Market Value of the Shares on the date of grant.

(c) Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate.

(d) Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of preestablished corporate performance goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.

(e) Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which, (x) in the case of unrestricted Shares acquired upon exercise of an Option, have been owned by the Participant for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate option price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing.

(f) Rights as Shareholder. A Participant shall have no rights to distributions or any other rights of a shareholder with respect to the Shares subject to an Option until the Participant has given written notice of exercise, has paid in full for such Shares, has satisfied the requirements of Section 13 hereof and, if requested, has given the representation described in paragraph (b) of Section 14 hereof or in the applicable Award Agreement.

(g) Transfers of Options. Except as otherwise determined by the Administrator, no Option granted under the Plan shall be transferable by a Participant other than by the laws of descent and distribution. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during the period the Participant is under a legal disability, by the Participant’s guardian or legal representative. The Administrator may, in its sole discretion, subject to applicable law, permit the gratuitous transfer during a Participant’s lifetime of an Option, (i) by gift to a member of the Participant’s immediate family, (ii) by transfer by instrument to a trust for the benefit of such immediate family members, or (iii) to a partnership or limited liability company in which such family members are the only partners or members; provided, however, that, in addition to such other terms and conditions as the Administrator may determine in connection with any such transfer, no transferee may further assign, sell, hypothecate or otherwise transfer the transferred Option, in whole or in part, other than by operation of the laws of descent and distribution. Each permitted transferee shall agree to be bound by the provisions of this Plan and the applicable Award Agreement.

(h) Termination of Employment or Service.

(1) Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company or any Subsidiary or Affiliate shall terminate for any reason other than Cause, Retirement, Disability, or death, (A) if such termination occurs before the effectiveness of the registration of the Company’s Shares in accordance with the Securities Act, Options granted to Participants, whether vested or unvested, shall be forfeited and be terminated and cancelled with no consideration therefor; and (B) if such termination occurs after the effectiveness of the registration of the Company’s Shares in accordance with the Securities Act, then (x) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is 90 days after such termination, on which date they shall expire, and (y) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The 90-day period described in this Section 7(h)(1) shall be extended to one year after the date of such termination in the event of the Participant’s death during such 90-day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(2) Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company or any Subsidiary shall terminate on account of the Retirement, Disability, or death of the Participant, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one year after such termination, on which date they shall expire and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(3) In the event of the termination of a Participant’s employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

Section 8. Share Appreciation Rights.

(a) General. Share Appreciation Rights may be granted either alone (“Standalone Rights”) or in conjunction with all or part of any other Award granted under the Plan (“Tandem Rights”). Tandem Rights may be granted either at or after the time of the grant of such Award. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Share Appreciation Rights shall be made, the number of Shares to be awarded, the price per share, and all other conditions of Share Appreciation Rights. Notwithstanding the foregoing, no Tandem Right may be granted for more shares than are subject to the Award to which it relates and any Share Appreciation Right must be granted with an Exercise Price not less than the Fair Market Value of Shares on the date of grant. The provisions of Share Appreciation Rights need not be the same with respect to each Participant. Share Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

(b) Awards. The prospective recipient of a Share Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and delivered a fully executed copy thereof to the Company, within a period of 60 days (or such other period as the Administrator may specify) after the award date. Participants who are granted Share Appreciation Rights shall have no rights as shareholders of the Company with respect to the grant or exercise of such rights.

(c) Exercisability.

(1) Share Appreciation Rights that are Standalone Rights (“Standalone Share Appreciation Rights”) shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant.

(2) Share Appreciation Rights that are Tandem Rights (“Tandem Share Appreciation Rights”) shall be exercisable only at such time or times and to the extent that the Awards to which they relate shall be exercisable in accordance with the provisions of Section 7 above and this Section 8 of the Plan.

(d) Payment Upon Exercise.

(1) Upon the exercise of a Standalone Share Appreciation Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value of a Share as of the date of exercise over the price per share specified in the Standalone Share Appreciation Right (which price shall be no less than 100% of the Fair Market Value of such Share on the date of grant) multiplied by the number of Shares in respect of which the Standalone Share Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment.

(2) A Tandem Right may be exercised by a Participant by surrendering the applicable portion of the related Award. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value of a Share as of the date of exercise over the Exercise Price specified in the related Award (which price shall be no less than 100% of the Fair Market Value of a Share on the date of grant) multiplied by the number of Shares in respect of which the Tandem Share Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment. Awards that have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Tandem Rights have been so exercised.

(3) Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Share Appreciation Right in cash (or in any combination of Shares and cash).

(e) Non-Transferability.

(1) Standalone Share Appreciation Rights shall be transferable only when and to the extent that an Award would be transferable under Section 7 of the Plan.

(2) Tandem Share Appreciation Rights shall be transferable only when and to the extent that the underlying Award would be transferable under Section 7 of the Plan.

(f) Termination of Employment or Service.

(1) In the event of the termination of employment or service with the Company, any Subsidiary or any Affiliate of a Participant who has been granted one or more Standalone Share Appreciation Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant.

(2) In the event of the termination of employment or service with the Company or any Subsidiary of a Participant who has been granted one or more Tandem Share Appreciation Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.

(g) Term.

(1) The term of each Standalone Share Appreciation Right shall be fixed by the Administrator, but no Standalone Share Appreciation Right shall be exercisable more than ten years after the date such right is granted.

(2) The term of each Tandem Share Appreciation Right shall be the term of the Award to which it relates, but no Tandem Share Appreciation Right shall be exercisable more than ten years after the date such right is granted.

Section 9. Restricted Shares, Restricted Share Units and Performance Shares.

(a) General. Awards of Restricted Shares, Restricted Share Units or Performance Shares may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Awards of Restricted Shares, Restricted Share Units or Performance Shares shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares, Restricted Share Units or Performance Shares; the “Restricted Period” (as defined in the applicable Award Agreement), if any, applicable to Awards of Restricted Shares or Restricted Share Units; the performance objectives applicable to Awards of Restricted Shares, Restricted Share Units or Performance Shares; and all other conditions of Awards of Restricted Shares, Restricted Share Units and Performance Shares. The Administrator may also condition the grant of the award of Restricted Shares, Restricted Share Units or Performance Shares upon the exercise of Options, or upon such other criteria as the Administrator may determine, in its sole discretion. If the restrictions, performance objectives and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her shares of Restricted Shares, Restricted Share Units or Performance Shares. The provisions of Awards of Restricted Shares, Restricted Share Units or Performance Shares need not be the same with respect to each Participant.

(b) Awards and Certificates. The prospective recipient of Awards of Restricted Shares, Restricted Share Units or Performance Shares shall not have any rights with respect to any such Award, unless and until such recipient has executed an Award Agreement and delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided below in this Section 9, (i) each Participant who is granted an Award of Restricted Shares or Performance Shares shall be issued a share certificate in respect of such shares of Restricted Shares or Performance Shares (or such other appropriate evidence of ownership, including book entry, as determined by the Administrator), and (ii) such certificate (or other evidence of ownership) shall be registered in the name of the Participant, and, if appropriate, shall bear a legend referring to the terms, conditions, and restrictions applicable to any such Award.

(1) The Company may require that any share certificates evidencing Restricted Shares or Performance Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Shares or Performance Shares, the Participant shall have delivered a power of attorney, endorsed in blank, relating to the Shares covered by such Award.

(2) With respect to Awards of Restricted Share Units, at such times as are indicated in the applicable Award Agreement, share certificates (or such other appropriate evidence of ownership, including book entry, as determined by the Administrator) in respect of such shares of Restricted Share Units shall be delivered to the Participant, or his legal representative, in a number equal to the number of Shares the Participant is entitled to be issued pursuant to the terms of the Award Agreement.

(c) Restrictions and Conditions. Awards of Restricted Shares, Restricted Share Units and Performance Shares granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or thereafter:

(1) Subject to the provisions of the Plan and except as otherwise provided in the Restricted Shares Award Agreement, Restricted Share Units Award Agreement or Performance Shares Award Agreement, as appropriate, governing any such Award, during such period as may be set by the Administrator commencing on the date of grant, the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Shares, Restricted Share Units or Performance Shares awarded under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant’s termination of employment or service as a director, partner or Consultant of the Company or any Subsidiary or Affiliate, the Participant’s death or Disability.

(2) Except as otherwise provided in the applicable Award Agreement, the Participant shall generally not have the rights of a shareholder with respect to Shares subject to Awards of Restricted Share Units until such Shares are issued in accordance with the terms of the Award Agreement. Except as may be provided in the applicable Award Agreement, the Participant shall generally have the rights of a shareholder of the Company with respect to Restricted Shares or Performance Shares; provided, however, that unless otherwise provided in the Award Agreement, the Participant shall not have rights to any distributions declared on unvested Restricted Shares or Performance Shares.

(3) The rights of Participants granted Awards of Restricted Shares, Restricted Share Units or Performance Shares upon termination of employment or service as a director or Consultant to the Company or to any Subsidiary or Affiliate terminates for any reason during the Restricted Period shall be set forth in the Award Agreement and subject to the Plan.

Section 10. Other Share-Based Awards.

(a) The Administrator is authorized to grant Awards to Participants in the form of Other Share-Based Awards, as deemed by the Administrator to be consistent with the purposes of the Plan and as evidenced by an Award Agreement, including, but not limited to, Awards of LTIP Units, Awards of restricted units and Awards that are valued in whole or in part by reference to Shares, including Awards valued by reference to book value, fair value or performance of a Subsidiary, partner interests or AOG Units, including distribution equivalent rights and performance units. Other Share-Based Awards may be granted as free-standing Awards or in tandem with other Awards under the Plan. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any Performance Goals and performance periods. The Administrator may, in its sole discretion, provide for the lapse of restrictions applicable to Other Share-Based Awards in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant’s termination of employment or service as a director or Consultant to the Company or any Subsidiary or Affiliate, the Participant’s death or Disability. Shares or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Shares, other Awards, notes or other property, as the Administrator shall determine, subject to any required corporate action. The Administrator may, in its sole discretion, settle such Other Share-Based Awards for cash or other property as appropriate.

(b) LTIP Units may be granted as free-standing Awards or in tandem with other Awards under the Plan, and may be valued by reference to the Shares, and will be subject to such other conditions and restrictions as the Administrator, in its sole and absolute discretion, may determine, including, but not limited to, continued employment or service, computation of financial metrics and/or achievement of pre-established performance goals and objectives. LTIP Unit Awards, whether vested or unvested, may entitle the participant to receive, currently or on a deferred or contingent basis, distributions or distribution equivalent payments with respect to the number of Shares corresponding to the LTIP Unit or other distributions from AOG and the Administrator may provide in the applicable Award Agreement that such amounts (if any) shall be deemed to have been reinvested in additional Shares or LTIP Units. The LTIP Units granted under the Plan, subject to such terms and conditions as may be determined by the Administrator in its sole and absolute discretion, including, but not limited to the conversion ratio, may be exchanged for Shares in accordance with applicable Company agreement(s) governing such exchanges. LTIP units may be structured as “profits interests,” “capital interests” or other types of interests for federal income tax purposes. The Administrator has the authority to determine the number of Shares underlying an Award of LTIP Units in light of all applicable circumstances, including performance-based vesting conditions, operating partnership “capital account allocations,” partnership agreements with respect to Apollo Operating Group, the Code, or value accretion factors and conversion ratios.

(c) To the extent that the Plan is subject to Section 162(m) of the Code, no payment shall be made to a “covered employee” (within the meaning of Section 162(m) of the Code) prior to the certification by the Committee that the Performance Goals have been attained. The Committee may establish such other rules applicable to the Other Share-Based Awards, provided, however, that in the event that the Plan is subject to Section 162(m) of the Code, such rules shall be in compliance with Section 162(m) of the Code. Any rules contained herein that apply by reason of Section 162(m) of the Code shall not be binding on the Administrator during any period in which Section 162(m) of the Code does not apply to the Plan.

Section 11. Amendment and Termination.

The Board may amend, alter or terminate the Plan, but, subject to Sections 5 and 17 of the Plan, no amendment, alteration, or termination shall be made that would materially impair the rights of a Participant under any Award theretofore granted without the Participant’s consent. Unless the Board determines otherwise, the Board shall obtain approval of the Company’s shareholders for any amendment that would require such approval in order to satisfy the requirements of Section 162(m) of the Code, any rules of the stock exchange on which the Shares are traded or other law, in each case to the extent applicable. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Sections 5 and 17, no such amendment shall materially impair the rights of any Participant without his or her consent. Notwithstanding the foregoing, a Participant’s consent shall not be required to the extent the Board or Administrator (as applicable) in its sole discretion, determines that an amendment, alteration or termination is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of any accounting standard or to correct an administrative error.

Section 12. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 13. Withholding Taxes.

Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of the Participant for U.S. federal, state or local income tax purposes and/or for other non-U.S. tax purposes, pay to the Company or any of its Subsidiaries or Affiliates (as determined by the Administrator), or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld or accounted for by the Company or any of its Subsidiaries or Affiliates with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company or its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Whenever cash is to be paid pursuant to an Award granted hereunder, the Company or its Subsidiaries or Affiliates shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements (or local taxes required to be accounted for by the Company or its Subsidiaries or Affiliates) related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company or its Subsidiaries or Affiliates in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements (or local taxes required to be accounted for by the Company or its Subsidiaries or Affiliates) related thereto. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company or its Subsidiaries or Affiliates withhold from delivery of Shares or by delivering already owned unrestricted Shares, in each case, having a value equal to the minimum amount of tax required to be withheld or paid. Such shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld or paid is determined. Solely for this purpose, fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Award. The Company, its Subsidiaries or Affiliates may also use any other method or procedure of obtaining the necessary payment or proceeds, as permitted by law, to satisfy their withholding or other tax obligations with respect to any Option or other Award and the Participant shall comply with any reasonable requests made by the Company, its Subsidiaries or Affiliates to complete and execute documentation necessary to implement such method or procedure.

Section 14. General Provisions.

(a) Compliance with Law. Shares shall not be issued pursuant to the exercise of any Award granted hereunder unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall be under no obligation to register the Shares pursuant to the Securities Act or any other federal or state securities laws.

(b) Legending and Other Considerations. The Administrator may require each person acquiring Shares to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend that the Administrator deems appropriate to reflect any restrictions on transfer which the Administrator determines, in its sole discretion, arise under applicable securities laws or are otherwise applicable. All certificates for Shares delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares may then be listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(c) Lock-Up Agreements. The Administrator may require a Participant receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to enter into a shareholder agreement or “lock-up” agreement in such form as the Committee shall determine is necessary or desirable to further the Company’s interests.

(d) No Right to Continued Service. The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment or service of any of its Eligible Recipients at any time.

(e) Governing Law; Venue; Waiver of Jury Trial. The Plan and all Awards shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware. The agreed venue for the resolution of disputes relating to an Award Agreement or the Plan, if any, shall be set forth in the applicable Award Agreement. Unless otherwise specifically provided by explicit reference to the jury waiver provision in this Section 14(e) in an applicable Award Agreement, each Participant, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT THE PARTICIPANT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THE PLAN OR ANY AWARD AGREEMENT, WHETHER AT THE EFFECTIVE DATE OR THEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THE COMPANY OR ANY OF ITS AFFILIATES OR THE PARTICIPANT MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE COMPANY AND ITS AFFILIATES, ON THE ONE HAND, AND THE PARTICIPANT, ON THE OTHER HAND, IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THE PLAN OR ANY AWARD AGREEMENT, AND THAT ANY SUCH PROCEEDING WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

(f) Certain Changes in Employment Status. Unless otherwise specifically provided in the applicable Award Agreement, an Award shall be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status of a Participant, in the discretion of the Administrator. The Administrator shall follow any applicable written policies (if any) of the Company, its Subsidiaries or Affiliates, including such rules, guidelines and practices as may be adopted pursuant to Section 3 hereof, as they may be in effect from time to time, with regard to such matters.

(g) Notices. All notices, requests, consents and other communications with respect to the Plan or any Award Agreement to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile (provided a copy is thereafter promptly delivered as provided in this Section 14(g)) or by a nationally recognized overnight courier. If to the Company, such notice shall be sent to Apollo Global Management, LLC, Attention: Gerard F. Cruse, 9 West 57th St. 41st Floor, New York, NY 10019. If to a Participant, such notice shall be delivered by hand or sent to the last home address on file with the Company.

(h) Regional Variation. The Administrator reserves the right to authorize the establishment of, and to grant Awards pursuant to, annexes, sub-plans or other supplementary documentation as the Administrator deems appropriate in light of local laws, rules and customs.

Section 15. Effective Date.

The Plan became effective upon adoption by the Board and approval by the shareholders as of October 23, 2007 (the “Effective Date”).

Section 16. Term of Plan.

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

Section 17. Section 409A.

To the extent applicable, this Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding other provisions of the Plan or any Award Agreements thereunder, it is intended that no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional U.S. tax under Section 409A upon a Participant. In the event that it is reasonably determined by the Administrator that, as a result of Section 409A, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award Agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A, the Company may take whatever actions the Administrator determines necessary or advisable to comply with, or exempt the Plan and Award Agreement from the requirements of, Section 409A, and, to the extent necessary to avoid the imposition of an additional tax under Section 409A, any payment of “deferred compensation” arising solely due to a “separation from service” (and not by reason of the lapse of a “substantial risk of forfeiture”), as such terms are used in Section 409A, to a Participant who is a “specified employee” as defined in Code Section 409A(a)(2)(B)(i) and Treasury Regulation §1.409A-1(i)(1) shall be delayed until the first day following the six-month period beginning on the date of the Participant’s separation from service under Section 409A (or, if earlier, until the Participant’s death). Neither the Company, the Administrator nor any employee, director, advisor or representative of the Company or of any of its Affiliates shall have any liability to Participants with respect to this Section 17.

[END OF PLAN]